Exhibit 99.1

GTT Completes Acquisition of Hibernia Networks

Extends global network and adds strategic fiber assets

Expands service portfolio and multinational client base

McLean, VA, January 9, 2017 — GTT Communications, Inc. (NYSE: GTT), the leading global cloud networking provider to multinational clients, announced today the completion of its acquisition of Hibernia Networks, a leading provider of global, high-speed network connectivity solutions and owner of terrestrial and subsea fiber assets.

“The addition of Hibernia Networks advances GTT’s growth strategy,” stated Rick Calder, GTT president and CEO. “The transaction expands GTT’s top five global IP network, adds products to our cloud networking portfolio and provides a strong recurring revenue base via established relationships with multinational clients. Our clients will also benefit from a team with deep technical expertise and a proven track record of delivering exceptional client service.”

The acquisition delivers the following assets:

•                  Five subsea cables, including Hibernia Express, the lowest latency transatlantic cable system, and eight cable landing stations

•                  New global points of presence, expanding GTT’s Tier 1 IP network to over 300 in total

•                  Optical and low latency transport, video and CDN services

•                  Key relationships with marquee clients, specifically within the financial services, media and entertainment, web-centric and service provider segments

GTT expects to complete the integration of Hibernia Networks within two to three quarters after closing.

About GTT

GTT provides multinationals with a better way to reach the cloud through its suite of cloud networking services, including wide area networking, Internet, managed services and voice services. The company’s Tier 1 IP network, ranked in the top five worldwide, connects clients to any location in the world and any application in the cloud. GTT delivers an outstanding client experience by living its core values of simplicity, speed and agility. For more information on how GTT is redefining global communications, please visit www.gtt.net.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The forward-looking statements in this release do not constitute guarantees of future performance.  Investors are cautioned that statements in this release, which are not strictly historical statements, including, without limitation, statements by our President and Chief Executive Officer, and statements concerning our expected future performance, plans, objectives and strategies, constitute forward-looking statements.  Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, risks associated with our ability to integrate any business or operation acquired; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; technological developments and changes in the industry; and other risks detailed in our filings with the Securities and Exchange Commission.  We undertake no obligation to update any forward-looking information contained in this release.  Additional information concerning these and other important factors can be found under the heading “Risk Factors” in GTT’s annual and quarterly reports filed with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K.  Statements in this release should be evaluated in light of these important factors.

GTT Investor Relations Contact:	GTT Media Inquiries:
Jody Burfening/Carolyn Capaccio, LHA	Gina Nomellini
+1.212.838.3777	+1.512.721.0338
ccapaccio@lhai.com	gina.nomellini@gtt.net